Exhibit 10.2

AMENDMENT TO

SECOND AMENDED AND RESTATED LEARNINGSTAR CORP.

2001 EMPLOYEE STOCK PURCHASE PLAN

This Amendment (this “Amendment”) to the Second Amended and Restated LearningStar Corp. 2001 Employee Stock Purchase Plan (the “Plan”) is adopted by the Board of Directors of Excelligence Learning Corporation, a Delaware corporation (the “Company”), as of January 30, 2003.

WHEREAS, the Company maintains the Plan; and

WHEREAS, pursuant to Article 15 of the Plan, the Board of Directors may at any time wholly or partially amend the Plan without stockholder approval provided that the amendment does not increase the limits imposed in Article 4 of the Plan on the maximum number of shares which may be issued under the Plan or extend the term of the Plan under Article 15 of the Plan.

NOW, THEREFORE, BE IT RESOLVED that the Plan be, and it hereby is, amended as follows, effective as of January 30, 2003:

1. The first, second and third sentences of the second paragraph of Article 5 of the Plan shall be amended and restated in their entirety as follows:

“On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 600 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 600 shares except for the 600-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 600 shares shall be promptly refunded to the participant by the Company, without interest.”

2. The first sentence of Article 6 of the Plan shall be amended and restated in its entirety as follows:

“Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 600-share limit of the option and the Section 423(b)(8) limitation described in Article 5.”

3. The third paragraph of Article 12 of the Plan shall be amended and restated in its entirety as follows:

“If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 600-share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.”

4. This Amendment shall be incorporated in and form a part of the Plan.

5. Except as set forth in this Amendment, the Plan shall remain in full force and effect.

* * * * * *

I hereby certify that this Amendment was duly adopted by the Board of Directors of the Company on January 30, 2003.

By:	/s/ JUDITH MCGUINN
Name:	Judith McGuinn
Title:	Secretary

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